UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2025

CARRIER GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard
Palm Beach Gardens	Florida	33418
(Address of principal executive offices, including zip code)

(561)	365-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange
4.125% Notes due 2028	CARR28	New York Stock Exchange
4.500% Notes due 2032	CARR32	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described in Item 5.07 below, on April 9, 2025 at the 2025 Annual Meeting of Shareowners (the “Annual Meeting”) of Carrier Global Corporation (the “Company”), the Company’s shareowners approved an amendment (the “Amendment”) to the Carrier Global Corporation 2020 Long-Term Incentive Plan, as amended (the “Plan”) to increase the shares of common stock authorized for future issuance thereunder by 17,000,000 shares. The Amendment was previously approved by the Company’s Board of Directors upon recommendation by the Compensation Committee subject to shareowner approval. The Plan and the Amendment are described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 25, 2025 (the “Proxy Statement”), under the caption “Proposal 3: Amendment to the Carrier Global Corporation 2020 Long-Term Incentive Plan,” which disclosure is incorporated herein by reference. The description of the Plan as amended by the Amendment included within the Proxy Statement as Appendix B is qualified in its entirety by reference to the full text of the Plan as amended by the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on April 9, 2025. As of February 13, 2025, the record date for the meeting, 863,987,572 shares of the Company’s common stock were outstanding. A quorum of 788,861,687 shares of common stock was present or represented at the meeting.

Set forth below are the final voting results for each of the matters submitted to a vote of the shareowners.

1)    Election of Directors. The following individuals were elected to serve as directors for a term expiring at the 2026 Annual Meeting of Shareowners or upon the election and qualification of their successors. The voting results for each of the nominees are as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jean-Pierre Garnier	719,333,088	10,030,923	771,697	58,725,979
David Gitlin	698,913,431	27,997,973	3,224,304	58,725,979
John J. Greisch	719,713,690	9,636,103	785,915	58,725,979
Charles M. Holley, Jr.	710,383,017	18,971,374	781,317	58,725,979
Michael M. McNamara	715,545,861	13,798,959	790,888	58,725,979
Amy E. Miles	726,860,089	2,172,019	1,103,600	58,725,979
Susan N. Story	717,502,921	11,890,485	742,302	58,725,979
Michael A. Todman	704,081,025	25,270,223	784,460	58,725,979
Max Viessmann	725,011,279	4,249,356	875,073	58,725,979
Virginia M. Wilson	707,437,635	21,954,653	743,420	58,725,979

2)    A proposal that shareowners approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal was approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
619,115,896	106,886,454	4,133,358	58,725,979

3)    A proposal to approve an amendment to the Carrier Global Corporation 2020 Long-Term Incentive Plan in order to increase the number of shares of common stock authorized for issuance thereunder. The proposal was approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
708,612,162	20,189,540	1,334,006	58,725,979

4)    A proposal to ratify the appointment of PricewaterhouseCoopers LLP, a firm of independent registered public accountants, to serve as the Company’s independent auditor for 2025. The proposal was approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions
751,223,776	34,975,732	2,662,179

5)    A shareowner proposal requesting a lobbying transparency report. The proposal was not approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,336,511	622,188,788	3,610,409	58,725,979

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Second Amendment to the Carrier Global Corporation 2020 Long-Term Incentive Plan, as amended.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION
(Registrant)

Date: April 11, 2025	By:	/s/ Erin O’Neal
Erin O’Neal
Corporate Secretary